INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Second Quarter 2023 Net Income
INDIANA, Pa. - July 20, 2023 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $34.5 million, or $0.89 per diluted share, for the second quarter of 2023 compared to net income of $39.8 million, or $1.02 per diluted share, for the first quarter of 2023 and net income of $28.9 million, or $0.74 per diluted share, for the second quarter of 2022.
Second Quarter of 2023 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.51%, return on average equity (ROE) of 11.23% and return on average tangible equity (ROTE) (non-GAAP) of 16.32% compared to ROA of 1.77%, ROE of 13.38% and ROTE (non-GAAP) of 19.61% for the first quarter of 2023.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) increased 7 basis points to 2.30% compared to 2.23% for the first quarter of 2023.
•Net interest margin (NIM) (FTE) (non-GAAP) remains strong at 4.22% compared to 4.32% in the first quarter of 2023.
•Expenses were well controlled with an efficiency ratio of 48.21% compared to 50.42% in the first quarter of 2023.
•Total portfolio loans increased $68.5 million, or 3.8% annualized, compared to March 31, 2023.
•Total deposits of $7.1 billion remain relatively unchanged compared to March 31, 2023.
•Nonperforming assets decreased $9.7 million to $18.0 million, or 0.25% of total loans plus OREO, compared to 0.38% at March 31, 2023.
•Net charge-offs of $11.0 million, or 0.60% of average loans (annualized), compared to net recoveries of $5.1 million, or 0.29% of average loans (annualized), in the first quarter of 2023.
"We delivered another quarter of solid core profitability driven by strong net interest income and well-controlled expenses," said Chris McComish, chief executive officer. "In addition to our financial performance, I am extremely pleased with our employees' efforts to live out our People-forward purpose. This was exemplified by our recent recognition on Forbes Best-In-State Banks 2023 list for the second consecutive year."
Net Interest Income
Net interest income was $88.1 million for the second quarter of 2023 compared to $88.8 million for the first quarter of 2023. The decrease of $0.7 million in net interest income was driven by higher funding costs, partially offset by higher yields on interest-earning assets. Net interest margin on a fully taxable equivalent basis (NIM)
- more -

S&T Earnings Release - 2

(FTE) (non-GAAP) remains strong at 4.22% compared to 4.32% in the prior quarter. The yield on total average loans increased 20 basis points to 6.01% compared to 5.81% in the first quarter of 2023 due to higher interest rates. Total interest-bearing deposit costs increased 41 basis points to 1.71% compared to 1.30% in the first quarter of 2023. Higher interest-bearing deposit costs primarily related to an increase in interest rates and a continued change in the mix of deposits with higher balances in certificates of deposit. Average certificate of deposit balances increased $183.0 million compared to the first quarter of 2023. Total borrowing costs increased 39 basis points to 5.52% compared to 5.13% in the first quarter of 2023. Average borrowings increased $95.7 million to $616.5 million compared to $520.8 million in the first quarter of 2023 due to loan growth and deposit balance declines.
Asset Quality
Total nonperforming assets decreased $9.7 million to $18.0 million at June 30, 2023 compared to $27.7 million at March 31, 2023. Nonperforming assets to total loans plus other real estate owned, or OREO, decreased 13 basis points to 0.25% at June 30, 2023 compared to 0.38% at March 31, 2023. Net loan charge-offs were $11.0 million for the second quarter of 2023 compared to net loan recoveries of $5.1 million in the first quarter of 2023. Total net charge-offs of $11.0 million related to two commercial and industrial, or C&I, relationships. The provision for credit losses was $10.5 million for the second quarter of 2023 compared to $0.9 million in the first quarter of 2023. The increase in the provision for credit losses related to higher net charge-offs compared to a net recovery in the prior quarter. The allowance for credit losses was $105.8 million, or 1.44% of total portfolio loans, as of June 30, 2023 compared to $108.1 million, or 1.49%, at March 31, 2023. The decrease in the allowance for credit losses from the first quarter related to a charge-off of a $4.2 million specific reserve.
Noninterest Income and Expense
Noninterest income increased $1.0 million to $14.2 million in the second quarter of 2023 compared to $13.2 million in the first quarter of 2023. The increase mainly related to higher other income due to a gain on OREO of $0.6 million. Expenses were well controlled during the second quarter with an efficiency ratio (FTE) (non-GAAP) of 48.21% compared to 50.42% in the first quarter of 2023. Noninterest expense was $49.6 million compared to $51.7 million in the first quarter of 2023. Salaries and employee benefits decreased $2.2 million mainly due to lower incentives compared to the first quarter of 2023.
Financial Condition
Total assets were $9.3 billion at June 30, 2023 compared to $9.2 billion at March 31, 2023. Total portfolio loans increased by $68.5 million, or 3.8% annualized, compared to March 31, 2023. The consumer loan portfolio increased $90.3 million with growth in residential mortgages of $97.6 million compared to March 31, 2023. The commercial loan portfolio decreased $21.7 million with growth in commercial real estate of $79.1 million offset by declines in commercial construction of $30.5 million and C&I of $70.3 million compared to March 31, 2023. Total deposits decreased $11.9 million, or 0.7% annualized, compared to March 31, 2023. Certificates of deposit increased $157.9 million compared to March 31, 2023 mainly due to an increase in brokered CDs of $100.0 million compared to March 31, 2023. Total borrowings increased $59.9 million to $624.0 million compared to $564.1 million at March 31, 2023 primarily related to loan growth.
- more -

S&T Earnings Release - 3

S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies. Share repurchases were $20.0 million, or 739,426 shares, during the second quarter of 2023.
Conference Call
S&T will host its second quarter 2023 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, July 20, 2023. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.3 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. S&T Bank was named by Forbes as a 2023 Best-in-State Bank. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive
- more -

S&T Earnings Release - 4

new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; environmental, social and governance practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2023	2023	2022
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$108,699	$102,724	$71,018
Investment Securities:
Taxable	7,806	7,457	5,995
Tax-exempt	215	214	484
Dividends	613	508	102
Total Interest and Dividend Income	117,333	110,903	77,599

INTEREST EXPENSE
Deposits	20,102	14,903	1,790
Borrowings, junior subordinated debt securities and other	9,108	7,209	615
Total Interest Expense	29,210	22,112	2,405

NET INTEREST INCOME	88,123	88,791	75,194
Provision for credit losses	10,529	922	3,204
Net Interest Income After Provision for Credit Losses	77,594	87,869	71,990

NONINTEREST INCOME
Debit and credit card	4,645	4,373	4,756
Service charges on deposit accounts	3,928	4,076	4,181
Wealth management	3,185	2,948	3,247
Mortgage banking	289	301	466
Other	2,144	1,492	(20)
Total Noninterest Income	14,191	13,190	12,630

NONINTEREST EXPENSE
Salaries and employee benefits	25,391	27,601	24,811
Data processing and information technology	4,177	4,258	4,104
Occupancy	3,710	3,835	3,634
Furniture, equipment and software	3,192	2,861	2,939
Professional services and legal	2,069	1,821	2,380
Marketing	1,459	1,853	1,524
Other taxes	1,322	1,790	1,682
FDIC insurance	1,032	1,012	882
Other	7,281	6,668	6,468
Total Noninterest Expense	49,633	51,699	48,424
Income Before Taxes	42,152	49,360	36,196
Income tax expense	7,685	9,561	7,338
Net Income	$34,467	$39,799	$28,858

Per Share Data
Shares outstanding at end of period	38,241,918	38,998,156	39,148,999
Average shares outstanding - diluted	38,614,022	39,032,062	39,099,631
Diluted earnings per share	$0.89	$1.02	$0.74
Dividends declared per share	$0.32	$0.32	$0.30
Dividend yield (annualized)	4.71%	4.07%	4.37%
Dividends paid to net income	35.98%	31.10%	40.86%
Book value	$31.72	$31.48	$30.10
Tangible book value (1)	$21.85	$21.81	$20.44
Market value	$27.19	$31.45	$27.43

Profitability Ratios (Annualized)
Return on average assets	1.51%	1.77%	1.25%
Return on average shareholders' equity	11.23%	13.38%	9.83%
Return on average tangible shareholders' equity(2)	16.32%	19.61%	14.63%
Pre-provision net revenue / average assets(3)	2.30%	2.23%	1.71%
Efficiency ratio (FTE)(4)	48.21%	50.42%	54.82%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees	$211,423	$135,611
Investment Securities:
Taxable	15,263	10,931
Tax-exempt	429	966
Dividends	1,121	200
Total Interest and Dividend Income	228,236	147,708

INTEREST EXPENSE
Deposits	35,005	3,643
Borrowings, junior subordinated debt securities and other	16,317	1,138
Total Interest Expense	51,322	4,781

NET INTEREST INCOME	176,914	142,927
Provision for credit losses	11,451	2,692
Net Interest Income After Provision for Credit Losses	165,463	140,235

NONINTEREST INCOME
Debit and credit card	9,018	9,819
Service charges on deposit accounts	8,004	8,155
Wealth management	6,133	6,489
Mortgage banking	590	1,481
Other	3,636	1,912
Total Noninterest Income	27,381	27,856

NONINTEREST EXPENSE
Salaries and employee benefits	52,992	48,523
Data processing and information technology	8,435	8,539
Occupancy	7,545	7,516
Furniture, equipment and software	6,053	5,716
Professional services and legal	3,890	4,329
Marketing	3,312	2,885
Other taxes	3,112	3,219
FDIC insurance	2,044	1,819
Other	13,949	13,292
Total Noninterest Expense	101,332	95,838
Income Before Taxes	91,512	72,253
Income tax expense	17,246	14,252

Net Income	$74,266	$58,001

Per Share Data
Average shares outstanding - diluted	38,821,886	39,095,716
Diluted earnings per share	$1.91	$1.48
Dividends declared per share	$0.64	$0.59
Dividends paid to net income	33.48%	39.96%

Profitability Ratios (annualized)
Return on average assets	1.64%	1.25%
Return on average shareholders' equity	12.29%	9.85%
Return on average tangible shareholders' equity(5)	17.93%	14.62%
Pre-provision net revenue / average assets(6)	2.27%	1.62%
Efficiency ratio (FTE)(7)	49.31%	55.79%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2023	2023	2022
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$227,867	$244,152	$344,694
Securities, at fair value	970,372	998,708	1,068,576
Loans held for sale	541	81	1,311
Commercial loans:
Commercial real estate	3,224,180	3,145,079	3,191,670
Commercial and industrial	1,639,332	1,709,612	1,695,031
Commercial construction	363,100	393,658	410,425
Total Commercial Loans	5,226,612	5,248,349	5,297,126
Consumer loans:
Residential mortgage	1,286,771	1,189,220	975,108
Home equity	645,897	649,590	611,893
Installment and other consumer	115,634	119,843	119,938
Consumer construction	44,697	44,062	36,829
Total Consumer Loans	2,092,999	2,002,715	1,743,768
Total Portfolio Loans	7,319,611	7,251,064	7,040,894
Allowance for credit losses	(105,757)	(108,113)	(98,095)
Total Portfolio Loans, Net	7,213,854	7,142,951	6,942,799
Federal Home Loan Bank and other restricted stock, at cost	31,271	30,262	7,949
Goodwill	373,424	373,424	373,424
Other assets	435,593	403,864	365,061
Total Assets	$9,252,922	$9,193,442	$9,103,814

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,330,237	$2,468,638	$2,736,849
Interest-bearing demand	875,174	841,130	880,432
Money market	1,583,717	1,599,814	1,888,506
Savings	1,018,936	1,068,274	1,125,344
Certificates of deposit	1,333,146	1,175,238	981,116
Total Deposits	7,141,210	7,153,094	7,612,247

Borrowings:
Short-term borrowings	530,000	495,000	39,259
Long-term borrowings	39,513	14,628	21,988
Junior subordinated debt securities	54,483	54,468	54,423
Total Borrowings	623,996	564,096	115,670
Other liabilities	274,863	248,457	197,539
Total Liabilities	8,040,069	7,965,647	7,925,456

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,212,853	1,227,795	1,178,358
Total Liabilities and Shareholders' Equity	$9,252,922	$9,193,442	$9,103,814

Capitalization Ratios
Shareholders' equity / assets	13.11%	13.36%	12.94%
Tangible common equity / tangible assets(9)	9.42%	9.65%	9.17%
Tier 1 leverage ratio	11.12%	11.15%	10.25%
Common equity tier 1 capital	13.07%	13.10%	12.34%
Risk-based capital - tier 1	13.47%	13.50%	12.74%
Risk-based capital - total	15.06%	15.09%	14.23%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2023		2023		2022
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$132,900	5.61%	$140,499	4.22%	$528,413	0.78%
Securities, at fair value	983,349	2.54%	1,000,609	2.51%	1,024,106	2.19%
Loans held for sale	92	6.87%	126	6.39%	1,406	3.95%
Commercial real estate	3,176,154	5.62%	3,132,382	5.45%	3,197,406	4.14%
Commercial and industrial	1,684,944	7.13%	1,711,113	6.76%	1,685,728	4.31%
Commercial construction	384,329	7.63%	388,795	7.23%	404,856	3.78%
Total Commercial Loans	5,245,427	6.25%	5,232,290	6.01%	5,287,990	4.16%
Residential mortgage	1,229,129	4.52%	1,144,821	4.43%	939,756	3.98%
Home equity	647,070	6.59%	650,385	6.28%	594,529	3.56%
Installment and other consumer	118,641	8.28%	122,873	7.80%	119,041	5.36%
Consumer construction	42,879	4.26%	45,870	4.67%	31,204	3.36%
Total Consumer Loans	2,037,719	5.39%	1,963,949	5.26%	1,684,530	3.92%
Total Portfolio Loans	7,283,146	6.01%	7,196,239	5.81%	6,972,520	4.11%
Total Loans	7,283,238	6.01%	7,196,365	5.81%	6,973,926	4.11%
Total other earning assets	37,003	7.26%	34,720	6.71%	8,939	3.69%
Total Interest-earning Assets	8,436,490	5.61%	8,372,193	5.39%	8,535,384	3.67%
Noninterest-earning assets	740,299		754,677		690,207
Total Assets	$9,176,789		$9,126,870		$9,225,591

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$847,776	0.58%	$824,623	0.33%	$979,514	0.07%
Money market	1,599,051	2.13%	1,670,988	1.88%	1,930,852	0.15%
Savings	1,037,924	0.38%	1,090,137	0.30%	1,118,346	0.05%
Certificates of deposit	1,235,496	3.06%	1,052,460	2.19%	1,001,775	0.31%
Total Interest-bearing Deposits	4,720,247	1.71%	4,638,208	1.30%	5,030,487	0.14%
Securities sold under repurchase agreements	—	—%	—	—%	50,037	0.10%
Short-term borrowings	529,013	5.39%	451,668	4.93%	—	—%
Long-term borrowings	32,980	4.14%	14,689	2.71%	22,072	2.01%
Junior subordinated debt securities	54,474	7.62%	54,458	7.50%	54,413	3.62%
Total Borrowings	616,467	5.52%	520,815	5.13%	126,522	1.95%
Total Other Interest-bearing Liabilities	49,572	5.06%	54,669	4.58%	—	—%
Total Interest-bearing Liabilities	5,386,286	2.18%	5,213,692	1.72%	5,157,009	0.19%
Noninterest-bearing liabilities	2,559,888		2,706,820		2,891,032
Shareholders' equity	1,230,615		1,206,358		1,177,550
Total Liabilities and Shareholders' Equity	$9,176,789		$9,126,870		$9,225,591

Net Interest Margin(10)		4.22%		4.32%		3.56%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	Six Months Ended June 30,
(dollars in thousands)	2023		2022
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$136,679	4.90%	$641,648	0.42%
Securities, at fair value	991,931	2.52%	1,013,219	2.14%
Loans held for sale	108	6.60%	1,475	3.72%
Commercial real estate	3,154,390	5.54%	3,227,156	3.89%
Commercial and industrial	1,697,956	6.94%	1,699,222	4.15%
Commercial construction	386,549	7.43%	407,048	3.54%
Total Commercial Loans	5,238,895	6.13%	5,333,426	3.95%
Residential mortgage	1,187,208	4.48%	918,132	4.00%
Home equity	648,718	6.44%	582,721	3.50%
Installment and other consumer	120,746	8.04%	114,531	5.40%
Consumer construction	44,366	4.47%	26,544	3.36%
Total Consumer Loans	2,001,038	5.33%	1,641,928	3.91%
Total Portfolio Loans	7,239,933	5.91%	6,975,354	3.94%
Total Loans	7,240,041	5.91%	6,976,829	3.94%
Total other earning assets	35,868	6.99%	9,108	3.54%
Total Interest-earning Assets	8,404,519	5.50%	8,640,804	3.47%
Noninterest-earning assets	747,464		699,097
Total Assets	$9,151,983		$9,339,901

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$836,263	0.46%	$983,057	0.07%
Money market	1,634,820	2.00%	1,993,009	0.15%
Savings	1,063,887	0.34%	1,113,723	0.04%
Certificates of deposit	1,144,484	2.66%	1,035,793	0.32%
Total Interest-bearing deposits	4,679,454	1.51%	5,125,582	0.14%
Securities sold under repurchase agreements	—	—%	65,826	0.10%
Short-term borrowings	490,554	5.18%	—	—%
Long-term borrowings	23,885	3.71%	22,190	1.98%
Junior subordinated debt securities	54,466	7.56%	54,406	3.29%
Total Borrowings	568,905	5.34%	142,422	1.61%
Total Other Interest-bearing Liabilities	52,107	4.81%	—	—%
Total Interest-bearing Liabilities	5,300,466	1.95%	5,268,004	0.18%
Noninterest-bearing liabilities	2,632,964		2,884,828
Shareholders' equity	1,218,553		1,187,069
Total Liabilities and Shareholders' Equity	$9,151,983		$9,339,901

Net Interest Margin(8)		4.27%		3.35%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	2023		2023		2022
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$1,859	0.06%	$7,931	0.25%	$15,783	0.49%
Commercial and industrial	4,842	0.30%	9,348	0.55%	4,454	0.26%
Commercial construction	384	0.11%	384	0.10%	864	0.21%
Total Nonaccrual Commercial Loans	7,085	0.14%	17,663	0.34%	21,101	0.40%
Consumer loans:
Residential mortgage	4,167	0.32%	4,749	0.40%	8,137	0.83%
Home equity	2,700	0.42%	1,915	0.29%	2,281	0.37%
Installment and other consumer	367	0.32%	317	0.26%	256	0.21%
Total Nonaccrual Consumer Loans	7,234	0.35%	6,981	0.35%	10,674	0.61%
Total Nonaccrual Loans	$14,319	0.20%	$24,644	0.34%	$31,775	0.45%

	2023	2023	2022
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$12,222	$4,459	$7,678
Recoveries	(1,255)	(9,574)	(4,666)
Net Loan Charge-offs (Recoveries)	$10,967	($5,115)	$3,012

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	($9,329)	$—
Commercial real estate	(1,030)	(25)	(125)
Commercial and industrial	11,296	3,948	2,712
Commercial construction	—	(2)	—
Total Commercial Loan Charge-offs (Recoveries)	10,266	(5,408)	2,587
Consumer loans:
Residential mortgage	(1)	9	13
Home equity	(12)	31	6
Installment and other consumer	714	253	406
Total Consumer Loan Charge-offs	701	293	425
Total Net Loan Charge-offs (Recoveries)	$10,967	($5,115)	$3,012
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	Six Months Ended June 30,
(dollars in thousands)	2023	2022
Loan Charge-offs (Recoveries)
Charge-offs	$16,681	$8,661
Recoveries	(10,829)	(7,685)
Net Loan Charge-offs	$5,852	$976

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	($9,329)	$—
Commercial real estate	(1,055)	52
Commercial and industrial	15,244	205
Commercial construction	(2)	(1)
Total Commercial Loan Charge-offs	4,858	256
Consumer loans:
Residential mortgage	8	94
Home equity	19	(14)
Installment and other consumer	967	640
Consumer construction	—	—
Total Consumer Loan Charge-offs	994	720
Total Net Loan Charge-offs	$5,852	$976

	2023	2023	2022
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$14,319	$24,644	$31,775
OREO	3,666	3,076	7,046
Total nonperforming assets	17,985	27,720	38,821
Troubled debt restructurings (nonaccruing)*	—	—	4,010
Troubled debt restructurings (accruing)*	—	—	9,338
Total troubled debt restructurings*	—	—	13,348
Nonaccrual loans / total loans	0.20%	0.34%	0.45%
Nonperforming assets / total loans plus OREO	0.25%	0.38%	0.55%
Allowance for credit losses / total portfolio loans	1.44%	1.49%	1.39%
Allowance for credit losses / nonaccrual loans	739%	439%	309%
Net loan charge-offs (recoveries)	$10,967	($5,115)	$3,012
Net loan charge-offs (recoveries) (annualized) / average loans	0.60%	(0.29%)	0.17%
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

	Six Months Ended June 30,
(dollars in thousands)	2023	2022
Asset Quality Data
Net loan charge-offs	$5,852	$976
Net loan charge-offs (annualized) / average loans	0.16%	0.03%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2023	2022
	Second	First	Second
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,212,853	$1,227,795	$1,178,358
Less: goodwill and other intangible assets, net of deferred tax liability	(377,144)	(377,405)	(378,259)
Tangible common equity (non-GAAP)	$835,709	$850,390	$800,099
Common shares outstanding	38,242	38,998	39,149
Tangible book value (non-GAAP)	$21.85	$21.81	$20.44
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$138,248	$161,407	$115,750
Plus: amortization of intangibles (annualized), net of tax	1,046	1,085	1,197
Net income before amortization of intangibles (annualized)	$139,294	$162,492	$116,947

Average total shareholders' equity	$1,230,615	$1,206,358	$1,177,550
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,280)	(377,576)	(378,453)
Average tangible equity (non-GAAP)	$853,335	$828,782	$799,097
Return on average tangible shareholders' equity (non-GAAP)	16.32%	19.61%	14.63%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$42,152	$49,360	$36,196
Plus: Provision for credit losses	10,529	922	3,204
Total	$52,681	$50,282	$39,400
Total (annualized) (non-GAAP)	$211,302	$203,921	$158,034
Average assets	$9,176,789	$9,126,870	$9,225,591
Pre-provision Net Revenue / Average Assets (non-GAAP)	2.30%	2.23%	1.71%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$49,633	$51,699	$48,424

Net interest income per consolidated statements of net income	88,123	88,791	75,194
Plus: taxable equivalent adjustment	639	555	506
Net interest income (FTE) (non-GAAP)	$88,762	$89,346	$75,700
Noninterest income	14,191	13,190	12,630
Net interest income (FTE) (non-GAAP) plus noninterest income	$102,953	$102,536	$88,330
Efficiency ratio (non-GAAP)	48.21%	50.42%	54.82%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13

	Six Months Ended June 30,
(dollars in thousands)	2023	2022
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$149,763	$116,964
Plus: amortization of intangibles (annualized), net of tax	1,066	1,236
Net income before amortization of intangibles (annualized)	$150,829	$118,200

Average total shareholders' equity	$1,218,553	$1,187,069
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,427)	(378,606)
Average tangible equity (non-GAAP)	$841,126	$808,463
Return on average tangible shareholders' equity (non-GAAP)	17.93%	14.62%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$91,512	$72,253
Plus: Provision for credit losses	11,451	2,692
Total	$102,963	$74,945
Total (annualized) (non-GAAP)	$207,632	$151,132
Average assets	$9,151,983	$9,339,901
Pre-provision Net Revenue / Average Assets (non-GAAP)	2.27%	1.62%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$101,332	$95,838

Net interest income per consolidated statements of net income	176,914	142,927
Plus: taxable equivalent adjustment	1,194	999
Net interest income (FTE) (non-GAAP)	$178,108	$143,926
Noninterest income	27,381	27,856
Net interest income (FTE) (non-GAAP) plus noninterest income	$205,489	$171,782
Efficiency ratio (non-GAAP)	49.31%	55.79%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$228,236	$147,708
Less: interest expense	(51,322)	(4,781)
Net interest income per consolidated statements of net income	$176,914	$142,927
Plus: taxable equivalent adjustment	1,194	999
Net interest income (FTE) (non-GAAP)	$178,108	$143,926
Net interest income (FTE) (annualized)	$359,166	$290,236
Average interest-earning assets	$8,404,519	$8,640,804
Net interest margin - (FTE) (non-GAAP)	4.27%	3.35%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2023	2022
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,212,853	$1,227,795	$1,178,358
Less: goodwill and other intangible assets, net of deferred tax liability	(377,144)	(377,405)	(378,259)
Tangible common equity (non-GAAP)	$835,709	$850,390	$800,099

Total assets	$9,252,922	$9,193,442	$9,103,814
Less: goodwill and other intangible assets, net of deferred tax liability	(377,144)	(377,405)	(378,259)
Tangible assets (non-GAAP)	$8,875,778	$8,816,037	$8,725,555
Tangible common equity to tangible assets (non-GAAP)	9.42%	9.65%	9.17%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$117,333	$110,903	$77,599
Less: interest expense	(29,210)	(22,112)	(2,405)
Net interest income per consolidated statements of net income	$88,123	$88,791	$75,194
Plus: taxable equivalent adjustment	639	555	506
Net interest income (FTE) (non-GAAP)	$88,762	$89,346	$75,700
Net interest income (FTE) (annualized)	$356,022	$362,348	$303,633
Average interest-earning assets	$8,436,490	$8,372,193	$8,535,384
Net interest margin (FTE) (non-GAAP)	4.22%	4.32%	3.56%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

###